Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Valley National Bancorp of our report dated August 28, 2019 on the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the 2019 Annual Report on Form 10-K of Oritani Financial Corp., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Crowe LLP

Livingston, New Jersey

August 28, 2019